                                UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 --------------

                                FORM 8-K/A No. 1

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED

              Date of Report (date of earliest event reported):
                                June 21, 1996

                         Eagle River Interactive, Inc.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                0-28004                 84-1320277
   ------------------------    ----------------       -------------------
   (State of Incorporation)    (Commission File          (IRS Employee
                                   Number)            (Identification No.)


1060 West Beaver Creek Boulevard  Avon, Colorado             81620
- ------------------------------------------------           ----------
    (Address of principal executive offices)               (Zip Code)


                                 (970) 845-8300
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

              ---------------------------------------------------
         (Former name or former address if changed since last report.)

         Item 7 of the Current Report on Form 8-K of Eagle River Interactive, Inc., a Delaware corporation (the "Company" or "ERI") reporting events occuring on June 21, 1996 is amended and restated in its entirety as set forth below.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

       1. Graphic Media, Inc. ("Graphic Media") audited financial statements, attached hereto as Appendix I.

                 a.  Report of Independent Public Accountants dated July 12,
                     1996.
                 b.  Balance Sheets as of December 31, 1995 and 1994.
                 c. Statements of Operations for the years ended December 31, 1995 and 1994.
                 d. Statements of Changes in Shareholders' Equity for the years ended December 31, 1995 and 1994.
                 e. Statements of Cash Flows for the years ended December 31, 1995 and 1994.
                 f.  Notes to Financial Statements.

       2. Graphic Media unaudited condensed financial statements attached as Appendix II.

                 a.  Balance Sheet as of June 21, 1996.

                 b. Statements of Operations for the period from January 1, 1996 to June 21, 1996 and the period from January 1, 1995 to June 21, 1995

                 c. Statements of Cash Flows for the period from January 1, 1996 to June 21, 1996 and the period from January 1, 1995 to June 21, 1995

(b) Pro Forma Financial Information, attached hereto as Appendix III.

       1. Unaudited Pro Forma Combined Condensed finanial information for the years ended December 31, 1995 and 1994.

                                   APPENDIX 1

                                 Graphic Media

                              Financial Statements

                          December 31, 1995 and 1994


                                    Contents

         Report of Independent Public Accountants                          1

         Financial Statements

         Balance Sheet                                                     2
         Statements of Operations                                          3
         Statement of Changes in Shareholders' Equity (Deficit)            4
         Statements of Cash Flows                                          5
         Notes to Financial Statements                                     6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Graphic Media, Inc.:


We have audited the accompanying balance sheets of GRAPHIC MEDIA, INC. (an Oregon corporation) as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graphic Media, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





Denver, Colorado,
   July 12, 1996.

                              GRAPHIC MEDIA, INC.

                                BALANCE SHEETS

                                                                                              DECEMBER 31
                                                                                       ------------------------
                                             ASSETS                                       1995          1994
                                             ------                                    ----------    ----------
CURRENT ASSETS:
   Cash and cash equivalents                                                           $   21,000   $    17,000
   Accounts receivable, net of allowance for doubtful accounts
      of $30,000                                                                          855,000       600,000
   Other current assets                                                                    13,000        18,000
                                                                                       ----------    ----------
             Total current assets                                                         889,000       635,000

   Equipment, furniture and fixtures; net                                                 474,000       405,000
   Other assets                                                                            14,000       128,000
                                                                                       ----------    ----------

                                                                                       $1,377,000    $1,168,000
                                                                                       ==========    ==========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
                              ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                                    $  216,000    $   87,000
   Accrued expenses                                                                       172,000       112,000
   Billings in excess of costs and estimated earnings                                     111,000       155,000
   Current portion long-term debt                                                         118,000       109,000
   Current portion of capital lease obligations                                            53,000        11,000
   Current portion of non-compete obligation                                               96,000        96,000
                                                                                       ----------    ----------

             Total current liabilities                                                    766,000       570,000

LONG-TERM DEBT, net of current portion                                                    290,000       409,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                          95,000        45,000

NON-COMPETE OBLIGATION, net of current portion                                            272,000       368,000
                                                                                       ----------    ----------

             Total liabilities                                                          1,423,000     1,392,000

COMMITMENTS AND CONTINGENCIES (Notes 5, 6 and 9)

SHAREHOLDERS' EQUITY (DEFICIT):
   Common stock, no par value; 5,000,000 shares authorized;
      2,073,300 and 1,600,000 issued and outstanding, respectively                        241,000         1,000
   Deferred compensation                                                                  (18,000)        -
   Accumulated deficit                                                                   (269,000)     (225,000)
                                                                                       ----------    ----------

             Total shareholders' deficit                                                  (46,000)     (224,000)
                                                                                       ----------    ----------
                                                                                       $1,377,000    $1,168,000
                                                                                       ==========    ==========

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                              GRAPHIC MEDIA, INC.


                            STATEMENTS OF OPERATIONS

                            YEARS ENDED DECEMBER 31



                                                                                          1995             1994
                                                                                       ----------       ----------
NET SALES                                                                              $5,345,000       $4,267,000

COST OF SALES                                                                           3,706,000        3,163,000
                                                                                      -----------       ----------

             Gross profit                                                               1,639,000        1,104,000
                                                                                      -----------       ----------

OPERATING EXPENSES:
   Selling, general and administrative                                                  1,280,000          894,000
   Depreciation and amortization                                                          340,000          581,000
                                                                                      -----------       ----------

             Total operating expenses                                                   1,620,000        1,475,000
                                                                                      -----------       ----------

             Income (loss) from operations                                                 19,000         (371,000)

OTHER INCOME (EXPENSES):
   Interest income                                                                          9,000            2,000
   Interest expense                                                                       (60,000)         (43,000)
   Other, net                                                                             (12,000)         (34,000)
                                                                                      -----------    -------------

             Net loss                                                                 $  (44,000)    $    (446,000)
                                                                                      ==========     =============
                                                                                      ----------     -------------
NET LOSS PER COMMON SHARE                                                             $     (.02)    $       (0.09)
                                                                                      ==========     =============

WEIGHTED AVERAGE NUMBER OF                                                            ----------     -------------
 COMMON SHARES AND COMMON                                                              1,895,813         4,800,000
 SHARE EQUIVALENTS OUTSTANDING                                                        ==========     =============



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                             GRAPHIC MEDIA, INC.


            STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)



                                                                  Retained                                   Total
                                      Common Stock                Earnings/                               Shareholders'
                                 ------------------------        Accumulated           Deferred              Equity/
                                   Shares         Amount           Deficit           Compensation           (Deficit)
                                 ----------      --------        -----------         ------------         -------------
BALANCES, January 1, 1994        8,000,000      $  6,000          $ 280,000          $      -                 $ 286,000

   Repurchase of shares from
     founder in June            (6,400,000)       (5,000)           (59,000)                -                   (64,000)

   Net loss                           -             -              (446,000)                -                  (446,000)
                                 ---------         ----           ---------          -----------              ---------

BALANCES, December 31, 1994      1,600,000         1,000           (225,000)                -                  (224,000)

   Issuance of stock options
     below market value               -           49,000               -                 (49,000)                   -
   Amortization of deferred
     compensation                     -            -                   -                  31,000                 31,000
   Issuance of stock options
     for technology                   -           49,000               -                    -                    49,000
   Issuance of stock for
     technology                    473,300       142,000               -                    -                   142,000
   Net loss                           -             -               (44,000)                -                   (44,000)
                                 ---------       -------          ---------          -----------              ---------

BALANCES, December 31, 1995      2,073,300      $241,000          $(269,000)         $   (18,000)            $  (46,000)
                                 =========      ========          =========          ===========             ==========


                The accompanying notes to financial statements
                   are an integral part of this statement.

                              GRAPHIC MEDIA, INC.

                            STATEMENTS OF CASH FLOWS

                            YEARS ENDED DECEMBER 31


                                                                                        1995             1994
                                                                                    -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                          $  (44,000)      $ (446,000)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization                                                      222,000          197,000
    Write-off of product technology                                                    241,000         -
    Amortization of deferred compensation                                               31,000         -
    Amortization of non-compete agreement                                              118,000          384,000

    Changes in assets and liabilities:
        Accounts receivable                                                           (255,000)        (136,000)
        Other current assets                                                             5,000           (8,000)
        Accounts payable                                                               129,000         (167,000)
        Accrued expenses                                                                60,000           15,000
        Billings in excess of costs and estimated earnings                             (44,000)         122,000
                                                                                    ----------       -----------

           Net cash provided by (used in) operating activities                         463,000          (39,000)
                                                                                    ----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment, furniture and fixtures                                     (162,000)         (71,000)
   Purchase of product rights                                                          (50,000)            -
   Other                                                                                (4,000)          25,000
                                                                                    ----------       ----------
             Net cash used in investing activities                                    (216,000)         (46,000)
                                                                                    ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                                                          -              250,000
   Repayments of long-term debt                                                       (110,000)        (103,000)
   Repayments of capital lease obligations                                             (37,000)         (12,000)
   Repayments of non-compete obligation                                                (96,000)         (48,000)
                                                                                    ----------       ----------

             Net cash (used in) provided by financing activities                      (243,000)          87,000
                                                                                    ----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                4,000            2,000

CASH AND CASH EQUIVALENTS, at beginning of year                                         17,000           15,000
                                                                                    ----------       ----------

CASH AND CASH EQUIVALENTS, at end of year                                           $   21,000       $   17,000
                                                                                    ==========       ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest expense                                                   $   61,000       $   42,000
                                                                                    ==========       ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES:
      Equipment acquired through capital leases                                     $  129,000       $   68,000
                                                                                    ==========       ==========

      Stock and stock options issued for product rights                             $  191,000       $     -
                                                                                    ==========       ==========

      Note issued for product rights                                                $   50,000       $     -
                                                                                    ==========       ==========

      Note issued for stock redemption                                              $     -          $   64,000
                                                                                    ==========       ==========

      Note issued for non-compete agreement                                         $     -          $  512,000
                                                                                    ==========       ==========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              GRAPHIC MEDIA, INC.


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


(1)   ORGANIZATION AND NATURE OF BUSINESS

Graphic Media, Inc. (the "Company") is in the business of developing, publishing, and supporting various computer based multimedia products that fall into two broad categories: marketing communications and training. The Company is located in Portland, Oregon and sells to wholesale customers and end users throughout the U.S. Prior to June 21, 1996, the Company was organized as an S Corporation for income tax purposes. On June 21, 1996, as discussed in Note 11, the Company became a wholly owned subsidiary of Eagle River Interactive, and the Company's status as an S Corporation terminated.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition

Custom projects are generally completed within three to nine months. Revenue is recognized on the percentage of completion method on an individual contract basis. Percentage complete is determined based upon the ratio that costs incurred bear to total estimated costs. Contract costs include all direct labor costs and other direct costs related to contract performance, such as freelance labor, supplies, printing, and equipment costs. The Company's use of the percentage of completion method of revenue recognition requires estimates of the degree of project completion. To the extent these estimates prove to be inaccurate, the revenues and gross profits, if any, reported for periods during which work on the project is ongoing may not accurately reflect the final results of the project, which can only be determined upon project completion. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses are determinable. Revenue is reported net of reimbursable expenses.

The liability "Billings in excess of costs and estimated earnings" represents billings in excess of revenue recognized.

      Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all cash and highly liquid investments with an original maturity of three months or less to be cash equivalents.

      Equipment, Furniture and Fixtures

Equipment, furniture and fixtures is stated at cost and depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which is estimated to be five years. Maintenance and repairs are charged to expense as incurred. Major additions, replacements and improvements are capitalized. Leasehold improvements are capitalized and amortized over the shorter of the lease term or their estimated useful life.

      Product License and Product Development Costs

Product development costs incurred subsequent to establishing a product's technological feasibility are capitalized until such product is available for general release to customers in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Capitalized software costs are amortized on a product-by-product basis. Amortization is recorded based on the greater of (a) the estimated economic life of the software (generally two years or less) or (b) the ratio of current gross revenue for each product to the total of current and anticipated gross revenues for each product, commencing when such product is available for general release. All other product costs are expensed as incurred.

Certain contracts require the Company to pay royalties on product sales. Royalties are generally based upon a percentage of net Company revenues from the related product and are accrued as products are sold.

      Income Taxes

The Company, with the consent of its shareholders, has elected S Corporation status under the Internal Revenue Code. Under this provision, taxable income is generally taxed to the shareholders. Accordingly, no income tax expense or deferred income taxes are reflected in the financial statements. It has been management's intention and past practice each year to pay out cash dividends at least equal to the stockholders' tax liability for S Corporation earnings.

      Use of Estimates in the Preparation
         of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

      Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits and money market accounts. The Company's accounts receivable balances are all domestic. See Note 10 for discussion of major customers.

      Fair Value of Financial Instruments

During the year ended December 31, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" which requires that companies disclose the fair value of financial instruments, where practicable, and the method(s) and significant assumptions used to estimate those fair values. The adoption of SFAS No. 107 resulted only in additional disclosure requirements and had no effect on the Company's financial statements.

The Company's financial instruments consist of cash, short-term trade receivables and payables, capital lease obligations and long-term debt. The carrying values of cash and short-term trade receivables and payables approximate their fair value. The carrying values of capital lease obligations and long-term debt approximate their fair value because the stated interest rates do not differ significantly from current market rates offered to the Company for similar instruments.

      Recently Issued Accounting Standards

In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company intends to adopt SFAS No. 121 during the first quarter of 1996; however, it is anticipated that its adoption will not have a material impact on the Company's financial statements when adopted.

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 establishes financial accounting and reporting standards for stock-based compensation. The statement defines a fair value-based method of accounting for an employee stock option or similar equity instrument. However, it also allows an entity to continue to measure compensation costs for those plans using the intrinsic value- based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"). Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. The Company will be required to adopt SFAS No. 123 during the first quarter of 1996. Management believes that the Company will elect to make pro forma disclosure as allowed by SFAS No. 123.

      Reclassifications

Certain amounts presented in prior periods have been reclassified to conform to the current year presentation.

(3)   EQUIPMENT, FURNITURE AND FIXTURES

Equipment, furniture and fixtures consists of the following as of December 31:

                                                                                  1995          1994
                                                                             ------------   ------------
    Leasehold improvements                                                   $    151,000   $    151,000
    Computer equipment                                                            712,000        584,000
    Furniture and fixtures                                                        238,000        233,000
    Capitalized equipment leases                                                  183,000         68,000
                                                                             ------------   ------------

                                                                                1,284,000      1,036,000
    Less accumulated depreciation
       and amortization                                                          (810,000)      (631,000)
                                                                             ------------   ------------
                                                                             $    474,000   $    405,000
                                                                             ============   ============

Depreciation expense for the years ended December 31, 1995 and 1994 amounted to $222,000 and $197,000, respectively.

(4)   PURCHASED TECHNOLOGY

In May 1995, the Company acquired certain office training application products in exchange for $50,000 in cash, a note payable of $50,000, a royalty commitment, 473,300 shares of the Company's common stock, options to purchase 163,300 shares of the Company's common stock and payment of related legal costs for a total value of $337,500. The common stock was issued at the negotiated value of $.30 per share, or $142,000, and the stock options have an exercise price of $.00001 per share. The difference between the fair value of the options and their exercise price is treated as additional consideration of $49,000. The recorded costs are being amortized pro rata over the projected revenues to be generated from sales of the products. The Company recognized depreciation expense associated with the training application products of approximately $332,000 in 1995.

(5)   CAPITAL LEASE OBLIGATIONS

The Company leases equipment under capital leases. Future minimum lease payments under the capital leases as of December 31, 1995, are as follows:

                 1996                                                                   $   74,000
                 1997                                                                       74,000
                 1998                                                                       31,000
                                                                                        ----------

                 Total minimum lease payments                                              179,000
                 Less- Amount representing interest                                        (31,000)
                                                                                        ----------

                 Obligations under capital leases                                          148,000
                 Less- Current portion                                                     (53,000)
                                                                                        ----------

                                                                                        $   95,000
                                                                                        ==========

(6)   LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

                                                                                      December 31,
                                                                                -----------------------
                                                                                   1995        1994
                                                                                ---------   -----------
    Note payable; due $12,000 per month through
      January 2000, including principal and interest;
      interest calculated at prime plus 2%; secured by
      receivables and certain equipment                                        $  362,000   $   461,000
    Stock redemption note; due $1,000 per month
      through September 1999; non interest bearing;
      secured by 6,400,000 shares of common stock                                  46,000        57,000
                                                                               ----------   -----------
                                                                                  408,000       518,000

       Less current portion of long-term debt                                    (118,000)     (109,000)
                                                                               ---------    ----------

       Long-term debt, net of current portion                                  $  290,000   $   409,000
                                                                               ==========   ===========


Long-term debt maturities due as of December 31, 1995 are as follows:

                 1996                                                                 $   118,000
                 1997                                                                     129,000
                 1998                                                                     141,000
                 1999                                                                      20,000
                                                                                      -----------

                                                                                      $   408,000
                                                                                       ==========

(7)   SHAREHOLDERS' EQUITY

      Stock Split

In 1995, the Company declared a 100,000 to one split of common stock.
All issued and outstanding shares of common stock and options have been retroactively restated to reflect the impact of the split.

      Redemption

In June 1994, the Company redeemed 6,400,000 shares of common stock from a single shareholder for a non-interest bearing stock redemption note payable of $64,000. The Company is required to make monthly payments of $1,000 on the stock redemption note through September 1999 (see Note 6).

      Stock Options

During 1995, the Company adopted a stock option plan (the "Plan") for selected individuals. Options granted under the Plan must generally be exercised while the individual is an employee and within ten years of the date of grant. For less than 10% shareholders, the exercise price shall not be less than the fair market value per share of the common stock at the time the option is granted. For greater than 10% shareholders, the term of the option shall not exceed five years and the exercise price shall not be less than 110% of the fair market value of the common stock at the date of grant.

Stock option activity for the year ended December 31, 1995 was as follows:

                                                Number of         Price Per
                                                 Shares            Share
                                                ---------         ---------
     Outstanding at December 31, 1994            -                  $ -

         Options granted                         145,000              .30
                                                 -------            -----

     Outstanding at December 31, 1995            145,000            $ .30
                                                 =======            =====

The right to exercise these options vests according to the discretion of the Board of Directors, generally over four years from the date of grant. At December 31, 1995, the Company reserved 300,000 shares of common stock for issuance under the Plan and no options were exercisable.

In connection with employment of certain management personnel the Company has granted options for the purchase of 326,000 shares of the Company's common stock. The options vest based upon term of employment and have an exercise price of $.0001 per share. These options are in addition to the shares of common stock reserved under the Plan.

      Buy-Sell Agreement

Shares issued by the Company and shares to be issued under options are subject to the terms of a buy-sell agreement. The agreement provides the Company with the first right of refusal in the event of any proposed share transfer.

(8)   NON-COMPETE AGREEMENT

In connection with the June 1994, redemption of 6,400,000 shares of common stock from a single shareholder (see Note 7), the Company entered into a non-compete agreement with the former shareholder. Under the agreement the former shareholder agreed not to engage in certain business activities in exchange for a non-interest bearing note from the Company in the amount of $512,000. The value of the non-compete agreement was originally recorded in Other Assets on the balance sheet and is being amortized over two years. The Company recognized amortization expense of $118,000 and $384,000 in 1995 and 1994, respectively. The Company is required to make monthly payments of $8,000 on the note through September 1999. As of December 31, 1995 and 1994, the Company's total obligations under the agreement were $368,000 and $464,000, respectively.

(9)   COMMITMENTS AND CONTINGENCIES

The Company leases office space under a noncancelable operating lease which expires October 2005.

Future minimum lease obligations as of December 31, 1995, are as follows:

                 1996                                      $     336,000
                 1997                                            336,000
                 1998                                            336,000
                 1999                                            336,000
                 2000                                            336,000
                 Thereafter                                    1,618,000
                                                           -------------

                    Total minimum lease payments           $   3,298,000
                                                           =============

Rent expense was approximately $324,000 and $322,000, for the years ended December 31, 1995 and 1994, respectively.

      Deferred Profit-Sharing Plan

Effective January 1, 1989, the Company established a deferred profit-sharing plan for eligible employees. Participants are permitted deferrals from their annual compensation not to exceed $9,240 in 1995. The Company may match employee deferrals at the discretion of the Board of Directors. Contributions of $9,000 and $0 were made to the plan in 1995 and 1994, respectively, by the Company.

      Legal Matters

The Company is exposed to asserted and unasserted legal claims encountered in the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company.

(10)  MAJOR CUSTOMERS

For the years ended December 31, 1995 and 1994, sales to individual customers constituting 10% or more of total revenue were as follows:

                                                        1995          1994
                                                        ----          ----
                 Customer A                              10%           24%
                 Customer B                              37%           13%
                 Customer C                               -            10%
                 Customer D                              17%            -

(11)  SUBSEQUENT EVENTS

      Debt Agreements

The Company entered into agreements with a bank as of May 1, 1996 to provide for a $100,000 line of credit, a $300,000 line of credit and a $350,000 term loan. All three loans bear interest at the bank's prime rate plus 1.5%, contain certain restrictive covenants and are secured by accounts receivable and equipment. The line of credit agreements expire May 1, 1997. The term loan is payable in monthly installments of $8,000 plus interest beginning June 1996, with the final payment due November 1999.

      Merger

On June 21, 1996, pursuant to an Agreement and Plan of Merger, the Company completed a merger with Eagle River Interactive, Inc. ("ERI"), resulting in the Company becoming a wholly owned subsidiary of ERI. In connection with the merger, each outstanding share of the Company's common stock and options for such common stock was converted into 0.27 of a share or option for a share of ERI common stock with all the outstanding shares of the Company's common stock being converted into approximately 550,000 shares of ERI common stock. Prior to the conversion, a dissenting shareholder was paid $352,000 as consideration for her approximate 3% interest in the Company. The merger will be accounted for as a pooling of interests.

                                  APPENDIX II

                              GRAPHIC MEDIA, INC.
                            CONDENSED BALANCE SHEET
                                 (in thousands)

                                     ASSETS
                                                                    June 21,
                                                                      1996
                                                                  -----------
                                                                  (Unaudited)
Current Assets:
   Accounts receivable, net ........................................    748
Property and Equipment, net ........................................    503
Other Assets, net ..................................................    221
                                                                     ------
Total Assets ....................................................... $1,472
                                                                     ======
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable ................................................ $  414
   Accrued liabilities .............................................    169
   Other current liabilities .......................................    142
   Current portion of note payable and capital lease obligation ....    524
                                                                     ------
      Total ........................................................  1,249
Note Payable and Capital Lease Obligation ..........................    656
                                                                     ------
      Total Liabilities ............................................  1,905
Shareholders' Equity:
   Common stock ....................................................    103
   Accumulated deficit .............................................   (536)
                                                                     ------
      Total ........................................................   (433)
                                                                     ------
Total Liabilities and Shareholders' Equity ......................... $1,472
                                                                     ======

      The accompanying notes are an integral part of this balance sheet.

                              GRAPHIC MEDIA, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                     (in thousands except per share data)


                                          For the Period     For the Period
                                          from January 1,    from January 1,
                                          1996 to June 21,   1995 to June 21,
                                               1996               1995
                                          ---------------    ----------------
                                            (unaudited)        (unaudited)
Revenue...................................    $ 2,395            $ 2,594
                                              -------            -------
Operating Expenses:
 Cost of Revenue .........................      1,650              1,737
 S, G & A ................................        843                555
 Depreciation ............................        137                146
                                              -------            -------
Total Operating Expenses .................      2,630              2,438
                                              -------            -------
Net Operating Income (Loss) ..............       (235)               156

Other Income (Expenses) ..................        (29)               (15)
                                              -------            -------
Net Income (Loss)...... ..................    $  (264)           $   141
                                              =======            =======


                                              -------            -------
Net Income (Loss) Per Common Share .......    $ (0.13)           $ (0.06)
                                              =======            =======
Weighted Average Number of
 Common Shares and Common                   ---------          ---------
 Share Equivalents Outstanding ...........  2,073,300          2,288,206
                                            =========          =========



        The accompanying notes are an integral part of these statements.

                              GRAPHIC MEDIA, INC.
                      CONDENSED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                                               For the Period
                                                                                              from January 1 to
                                                                                                   June 21
                                                                                         ---------------------------
                                                                                             1996            1995
                                                                                         -----------     -----------
                                                                                         (unaudited)     (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ....................................................................      $(264)          $  141
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization ......................................................        137              146
  Deferred compensation ..............................................................         18              --
  Changes in assets and liabilities:
    Accounts receivable ..............................................................        107              (46)
    Other current assets .............................................................         13               17
    Other assets .....................................................................       (207)              (3)
    Accounts payable, accrued liabilities and other liabilities ......................        224              197
                                                                                            -----           ------
      Net cash (used in) provided by operating activities ............................         28              452
                                                                                            -----           ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment .................................................       (166)            (186)
                                                                                            -----           ------
      Net cash used in investing activities...........................................       (166)            (186)
                                                                                            -----           ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.........................................................        349               26
  Repayment of notes payable..........................................................        (94)             --
  distributions to Shareholders.......................................................       (138)             --
                                                                                            -----           ------
      Net cash provided by financing activities ......................................        117               26
                                                                                            -----           ------
Net increase in cash and cash equivalents ............................................        (21)             292
                                                                                            -----           ------
Cash and cash equivalents, beginning of period .......................................         21               17
Cash and cash equivalents, end of period .............................................      $ 110           $  309
                                                                                            -----           ------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest expense .....................................................      $  50           $   28
                                                                                            =====           ======

        The accompanying notes are an integral part of these statements.

                               GRAPHIC MEDIA INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 June 21, 1996
                                  (Unaudited)

1. BASIS OF PRESENTATION

        The accompanying condensed interim financial statements have been prepared by Graphic Media, Inc. ("Graphic Media") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying condensed interim financial statements should be read in conjunction with Graphic Media's historical financial statements and notes thereto.

        The accompanying unaudited condensed interim financial statements reflect, in the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the financial position and results of operations for the periods presented. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the accompanying condensed financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

                                  APPENDIX III

                           COMPANY AND GRAPHIC MEDIA

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The unaudited pro forma condensed combined financial statements combine the historical consolidated financial statements of the Company and Graphic Media on the assumption that the merger had been effective January 1, 1993. The merger is accounted for as a pooling of interests.

         The unaudited pro forma condensed combined financial statements give effect only to the reclassifications and adjustments set forth in the accompanying notes to unaudited pro forma condensed combined financial statements. Unaudited pro forma information is not necessarily indicative of the results of operations or financial position which would have occurred had the merger been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of the Company's future results of operations or financial position.
         The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company and the financial statements of Graphic Media.

Eagle River Interactive, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands)

                                            For the Year Ended December 31, 1995         For the Year Ended December 31, 1994
                                           ---------------------------------------      --------------------------------------
                                               Historical (a)                                Historical (a)
                                           ------------------------                     ------------------------
                                           Eagle River    Graphic     Pro Forma         Eagle River    Graphic        Pro Forma
                                           Interactive     Media      Combined          Interactive     Media         Combined
                                           -----------    -------     ---------         -----------    -------        ---------
Revenue                                    $  5,273      $ 5,345        $  10,618            $  128       $4,267        $   4,395
                                           --------      -------        ---------            ------        -----        ---------
Operating Expenses:
  Cost of Revenue                             4,639        3,706            8,345                -         3,163            3,163
  Selling, General and Administrative         2,585        1,280            3,865               461          894            1,355
  Depreciation                                  665          340            1,005                 6          581              587
                                           --------      -------        ---------            ------        -----        ---------
Total Operating Expenses                      7,889        5,326           13,215               467        4,638            5,105
                                           --------      -------        ---------            ------        -----        ---------
Net Operating Income (Loss)                  (2,616)          19           (2,597)             (339)        (371)            (710)

Other Income (Expenses)                        (608)         (63)            (671)              (23)         (75)             (98)
                                           --------      -------        ---------            ------        -----        ---------

Loss from Continuing
  Operations Before Tax Benefit              (3,224)         (44)          (3,268)             (362)        (446)            (808)

Tax Benefit (Provision)                          -            -                -                 -            -                -
                                          ---------      -------        ---------            ------        -----        ---------
Loss From Continuing Operations           $  (3,224)     $   (44)       $  (3,268)           $ (362)       $(446)       $    (808)
                                          ---------      -------        ---------            ------        -----        ---------

Net Income Per Common Share               $   (0.59)     $ (0.07)       $   (0.54)
                                          =========      =======        =========
Weighted Average Number of Common
  Shares and Common Share
  Equivalents Outstanding                 5,436,599      641,978        6,078,577
                                          =========      =======        =========

(a) Certain balances have been reclassified to conform to the current period presentation

                                            For the Year Ended December 31, 1993
                                           ---------------------------------------
                                                 Historical
                                           ------------------------
                                           Eagle River    Graphic     Pro Forma
                                           Interactive     Media      Combined
                                           -----------    -------     ---------
Revenue                                    $    -        $ 4,460        $   4,460
                                           --------      -------        ---------
Operating Expenses:
  Cost of Revenue                               -          3,505            3,505
  Selling, General and Administrative           -            998              998
  Depreciation                                  -            178              178
                                           --------      -------        ---------
Total Operating Expenses                        -          4,681            4,681
                                           --------      -------        ---------
Net Operating Income (Loss)                     -           (221)            (221)

Other Income (Expenses)                         -            (17)             (17)
                                           --------      -------        ---------

Net Loss                                       -           (238)            (238)
                                          ---------      -------        ---------

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                        Eagle River Interactive,

Date: September 6, 1996                 /s/ Marc Pinto
                                        -------------------------
                                        Marc Pinto
                                        Executive Vice President,
                                        Chief Financial Officer